SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 26, 2006

CYBER DIGITAL, INC.

(Exact name of registrant as specified in its charter)

New York	0-13992	11-2644640
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or organization)	Number)	Identification No.)

400 Oser Avenue, Hauppauge, New York	11788
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number: (631) 231-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

During the 2002 fiscal year Cyber Digital, Inc. (the "Company") issued a promissory note to its Chief Executive Officer, J.C. Chatpar, in the amount of $325,000. The note is secured by all assets of the Company and is payable of demand. The note was due on March 11, 2003 with interest accrued at 10%. The terms of this note are as defined in the Promissory Note with J.C. Chatpar dated March 12, 2002 (incorporated herein by reference to Exhibit 10.10 to the Company's Registration Statement on Form SB-2 on November 7, 2005).

As of September 30, 2006, the Company has received additional cash advances from J.C. Chatpar in the amount of $817,300 in the form of an unsecured note and due on demand, bearing the same interest rate as the secured promissory note. A copy of this note is attached to this Current Report on Form 8-K as exhibit 99.1 and incorporated herein by reference.

Therefore, as of September 30, 2006, the Company has received cash advances from J.C. Chatpar in the total amount of $1,142,300.

Item 9.01 Exhibits

99.1 Promissory Note with J.C. Chatpar dated September 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2006	CYBER DIGITAL, INC

By: /s/ J.C. Chatpar J.C. Chatpar President, Chief Executive Officer and Chief Financial Officer